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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                 April 7, 1999

                           THE ACKERLEY GROUP, INC.

            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)

                 1-10321                                  91-1043807
        -----------------------                       ------------------
        (Commission File Number)               IRS Employer Identification No.


                         1301 Fifth Avenue, Suite 4000
                           Seattle, Washington 98101
             (Address of principal executive offices)  (zip code)


      Registrant's telephone number, including area code: (206) 624-2888
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ITEM 5. OTHER EVENTS

     On April 7, 1999, The Ackerley Group, Inc. announced that it had extended the expiration date of its offer to exchange up to $200,000,000 of its 9% Series B Senior Subordinated Notes due 2009 for its outstanding 9% Series A Senior Subordinated Notes due 2009. Due to certain technical difficulties that may have prevented some note holders from tendering their Series A Notes by the original April 6 deadline, the expiration date was changed to 5:00 p.m., New York City time, on Wednesday, April 7, 1999.

     The Series A Notes, which had restrictions on transfer, were sold in private offerings to certain qualified institutional buyers. There will be no proceeds to the Company from the exchange offer and issuance of the Series B Notes; net proceeds from the sales of the Series A Notes were used to repay bank debt and for general corporate purposes.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial statements.

          Not applicable.

     (b)  Pro forma financial information.

          Not applicable.

     (c)  Exhibits.

          (99) Press release issued by Company, dated April 7, 1999.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: April 21, 1999
                                           THE ACKERLEY GROUP, INC.

                                           By:  /s/ Keith W. Ritzmann
                                                --------------------------------
                                                Keith W. Ritzmann
                                                Senior Vice President and Chief
                                                  Information Officer, Assistant
                                                  Secretary and Controller

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